Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of February 12, 2008 (this “Amendment”), is made by and among JACO ELECTRONICS, INC., a New York corporation (“Jaco”), INTERFACE ELECTRONICS CORP., a Massachusetts corporation (“Interface” and, together with Jaco, collectively, the “Borrowers”), THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, as a Lender, and BANK OF AMERICA, N.A., as a Lender.

RECITALS:

A.           The Borrowers, Agent and Lenders are parties to that certain Credit Agreement, dated as of December 22, 2006 (as amended, modified, restated or supplemented prior to the date hereof, the “Existing Credit Agreement”), pursuant to which, among other things, the Lenders extended to the Borrowers a revolving credit.

B.           The Borrowers have requested that the Existing Credit Agreement be amended.

C.           The Lenders party hereto have agreed to such request, upon the terms and subject to the conditions and limitations set forth herein, and, to accomplish the foregoing, the Borrowers and the Lenders party hereto have agreed to execute this Amendment to the Existing Credit Agreement (as so amended, and as further amended, modified, restated or supplemented from time to time after the date hereof, the “Credit Agreement”).

D.           All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Existing Credit Agreement, unless otherwise defined herein.

AGREEMENTS:

Accordingly, in consideration of the premises and the mutual covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS

1.1 Amendment to Article I.  The definition of “Fixed Charge Coverage Ratio” in Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the following proviso at the end thereof:

“; provided that for any applicable period of determination, beginning with the four Fiscal Quarter period ended December 31, 2007, the write-offs in connection with the sale by the Borrowers of Nexus Custom Electronics, Inc. and the transactions related thereto shall be excluded from EBITDA solely for purposes of calculating the Fixed Charge Coverage Ratio for such period”.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Borrowers hereby represent and warrant to the Lenders party hereto as follows:

2.1            Compliance with Credit Agreement and Other Loan Documents.  After giving effect to this Amendment, the Borrowers are in compliance with all of the terms and provisions set forth in the Credit Agreement and in the other Loan Documents to be observed or performed by the Borrowers.

2.2            Representations in Credit Agreement and Other Loan Documents.  The representations and warranties of the Borrowers set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects.

2.3            No Event of Default.  No Default or Event of Default exists under the Credit Agreement and the other Loan Documents, except as have been previously waived by the Lenders.

2.4           Material Adverse Change.  Since June 30, 2006, there has been no change in the business, assets, operations or financial condition of the Parent and its subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

2.5           Authority.  The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its agreements and obligations under this Amendment and the Credit Agreement (i) are within the corporate authority of such Borrower, (ii) have been duly authorized by all necessary corporate action of such Borrower, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to such Borrower and (iv) do not conflict with the terms of any provision of the corporate charter or by-laws of such Borrower, or any material agreement or other material instrument binding upon such Borrower.

2.6           Binding Obligation.  This Amendment and the other Loan Documents constitute the legal, valid and binding obligations of each Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

2.7           Corporate Documents.  The articles of incorporation or other charter document and the bylaws of each Borrower have not been amended or modified since the Effective Date.

ARTICLE IIII

AFFIRMATION AND ACKNOWLEDGEMENT

Each Borrower hereby ratifies and confirms all of its Obligations and each Loan Document and hereby affirms its absolute and unconditional promise to pay all Obligations under the Credit Agreement.  Each Borrower hereby confirms that the Obligations under the Credit Agreement are and remain secured pursuant to the Loan Documents and the Liens granted thereunder as security for the Obligations are and shall remain in full force and effect.

ARTICLE IV

CONDITIONS PRECEDENT

This Amendment shall become effective and be deemed effective as of the date hereof (the “Second Amendment Effective Date”) upon the satisfaction by the Borrowers or waiver by the Agent of the following conditions precedent:

(a)           Receipt by Agent of this Amendment, duly executed by the Borrowers and Required Lenders.

(b)           Each of the representations and warranties of the Borrowers set forth in this Amendment shall be true and correct on and as of the date hereof as if made on and as of such date.

(c)           Receipt by Agent, in consideration of the preparation of this Amendment by Agent’s in-house legal department, of a documentation fee of $500.  Such fee shall be due and payable in full on the date hereof and may, at Agent’s option, be charged to the Borrowers’ account on the due date thereof.

(c)            Receipt by Agent of such other documents, instruments, and agreements as Agent and its counsel may reasonably request.

ARTICLE V

MISCELLANEOUS

5.1           Full Force and Effect.  As expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof.  As used in the Credit Agreement, “hereinafter”, “hereto”, “hereof” or words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

5.2           Applicable Law.  This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York.

5.3           Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart.

5.4           Expenses.  The Borrowers shall reimburse Agent for all reasonable legal fees (including fees for the use of Agent’s in-house counsel) and expenses, all recordation, filing, and other fees and expenses incurred by Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and all other agreements and documents or contemplated hereby.

5.5           Headings.  The headings in this Amendment are for the purpose of reference only and shall not affect the construction of this Amendment.

5.6           Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWERS AND LENDERS PARTY HERETO EACH WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

JACO ELECTRONICS, INC.

By: /s/ Jeffery D. Gash

Name: Jeffrey D. Gash

Title: CFO

INTERFACE ELECTRONICS CORP.

By: /s/ Jeffery D. Gash

Name: Jeffrey D. Gash

Title: CFO

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender

By:           /s/ Andrew Hausspiegel

Name:       Andrew Hausspiegel

Title:         Vice President

BANK OF AMERICA, N.A., as a Lender

By: /s/ Robert Mahoney

Name: Robert Mahoney

Title: Senior Vice President